UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on May 9, 2018, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618. At the annual meeting, you will be asked to vote on the election of the five directors named in this proxy statement to the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Our Board recommends that you vote “FOR” the election of its nominees, Harold C. Flynn, Jr., Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Garrett Sato and James R. Talevich, “FOR” Proposals 2, 4, 5 and 6 and “ONE YEAR” on Proposal 3.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the annual meeting.

Sincerely,

Jonathan T. Lord, M.D. Chairman of the Board	Harold C. Flynn, Jr. President and Chief Executive Officer

Irvine, California — April 5, 2018

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2018

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on May 9, 2018, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California 92618, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of the five directors named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. the advisory vote to approve the compensation of the Company’s named executive officers;

3. the advisory vote to approve the frequency of future stockholder advisory votes on the compensation of our named executive officers;

4. the approval of the Company’s 2018 Long-Term Incentive Plan;

5. the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock and reduce the authorized shares of Company common stock, if and when determined by the Company’s board of directors;

6. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

7. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 21, 2018 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all of your shares are represented at the annual meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 5 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2018

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS
Sincerely,

Michael C. Carroll, Secretary

Irvine, California — April 5, 2018

Page
GENERAL INFORMATION	1
PROPOSAL ONE ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	11
DIRECTOR COMPENSATION	16
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE COMPENSATION	22
EQUITY COMPENSATION PLAN INFORMATION	25
PROPOSAL TWO ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	26
PROPOSAL THREE ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	27
PROPOSAL FOUR APPROVAL OF THE COMPANY’S 2018 LONG-TERM INCENTIVE PLAN	28
PROPOSAL FIVE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD	36
AUDIT COMMITTEE REPORT	44
PROPOSAL SIX RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
ADDITIONAL INFORMATION	49

Exhibits

Exhibit A: BIOLASE, Inc. 2018 Long-Term Incentive Plan
Exhibit B: Form of Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2018

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2018 annual meeting of stockholders to be held on May 9, 2018, and at any adjournment or postponement thereof (our “annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California 92618. This proxy statement and the accompanying proxy card are first being sent or given to stockholders on or about April 5, 2018.

Q.	Why am I receiving these materials?

A.	We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on six proposals at our annual meeting:

•	the election of five directors named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

•	the advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”);

•	the advisory vote to approve the frequency of future stockholder advisory votes on the compensation of our named executive officers (the “say-on-frequency” proposal);

•	the approval of the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”);

•	the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock and reduce the authorized shares of our common stock, if and when determined by our Board (the “reverse stock split proposal”); and

•	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.	Our Board recommends that stockholders vote “FOR” the election of Harold C. Flynn, Jr., Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Garrett Sato and James R. Talevich, “FOR” the say-on-pay proposal, “ONE YEAR” on the say-on-frequency proposal, “FOR” the approval of our 2018 Plan, “FOR” the reverse stock split proposal and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q.	Who is entitled to vote?

A.	The record date for our annual meeting is the close of business on March 21, 2018 (the “record date”). As of the record date, 102,350,238 shares of our common stock, par value $0.001 per share, were outstanding. No shares of our preferred stock were outstanding on the record date. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

Q.	What do I need for admission to our annual meeting?

A.	Admittance is limited to stockholders of the Company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I vote my shares without attending our annual meeting?

A.	If you are a holder of record of shares of our common stock, you may direct your vote without attending our annual meeting by signing, dating and mailing your proxy card in the enclosed postage-paid envelope or by following the instructions on the proxy card to vote by Internet or by telephone.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending our annual meeting by signing, dating and mailing your voting instruction card in the enclosed postage-paid envelope. Internet or telephonic voting may also be available. Please see your voting instruction card for instructions.

Q.	Can I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending our annual meeting and voting in person.

Attendance at our annual meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at our annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	What constitutes a quorum?

A.	The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.	Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the annual meeting is the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal Six). The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One, Two, Three, Four and Five).

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Six, such shares will be considered present at the annual meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the annual meeting (Proposals One, Two, Three, Four and Five). Broker non-votes will have no impact on the voting results of Proposals One, Two, Three or Four, but will have the same impact as a vote “AGAINST” Proposal Five.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.	Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee. Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting. The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

Say-on-Pay Proposal (Proposal Two). Proposal Two asks our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. A broker non-vote will not have any effect on Proposal Two and will not be counted. Proposal Two is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Say-on-Frequency Proposal (Proposal Three). Proposal Three asks our stockholders to approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers as either every one year, two years or three years. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve one year, two years, or three years as the stockholders’ recommended frequency on this Proposal. However, if none of the options receives the vote of a majority, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. Proposal Three is an advisory vote only, and, therefore, it will not bind the Company or our Board. Our Board may decide that it is in the best interest of our stockholders to hold the advisory vote on the compensation of our named executive officers more or less frequently than the option recommended by our stockholders. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when determining the frequency of such future votes. An abstention would have the same effect as a vote against any particular option, but would not affect our Board’s determination of the option recommended by our stockholders if no option receives a majority vote. A broker non-vote on Proposal Three will have no effect.

Approval of Our 2018 Plan (Proposal Four). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Four. An abstention on Proposal Four will have the same effect as a vote “AGAINST” Proposal Four. A broker non-vote will not have any effect on Proposal Four and will not be counted.

Reverse Stock Split Proposal (Proposal Five). The affirmative vote of the holders of a majority of the outstanding shares of our common stock outstanding as of the record date is required for the approval of Proposal Five. An abstention or broker non-vote on Proposal Five will have the same effect as a vote “AGAINST” Proposal Five.

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018. (Proposal Six). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Six. An abstention on Proposal Six will have the same effect as a vote “AGAINST” Proposal Six. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Six.

Q.	What is the deadline for submitting a proxy?

A.	To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one proxy card?

A.	If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at our annual meeting, we recommend that you vote every proxy card that you receive.

Q.	How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

A.	If you are a holder of record of shares of our common stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of each of the five nominees for director named in this proxy statement;

•	“FOR” the approval of the say-on-pay proposal;

•	every “ONE YEAR” on the say-on-frequency proposal;

•	“FOR” the approval of our 2018 Plan;

•	“FOR” the approval of the reverse stock split proposal; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•	will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of our auditors for the fiscal year ending December 31, 2018 (Proposal Six);

•	will not be counted in connection with the election of directors (Proposal One), the say-on-pay proposal (Proposal Two), the say-on-frequency proposal (Proposal Three), the approval of our 2018 Plan (Proposal Four), the reverse stock split proposal (Proposal Five), or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of Proposals One, Two, Three or Four. A broker non-vote will have the same impact as a vote “AGAINST” Proposal Five.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the say-on-pay proposal, the say-on-frequency proposal, the approval of our 2018 Plan, the reverse stock split proposal, and the ratification of our independent registered public accounting firm. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation?

A.	This proxy solicitation is being made on behalf of our Board.

Q.	Will a stockholder list be available for inspection?

A.	In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of five directors whose term of office expires at our annual meeting. Our bylaws provide that our Board will consist of no more than five directors.

Our Board nominated each of Harold C. Flynn, Jr., Dr. Richard B. Lanman, Dr. Jonathan T. Lord, Garrett Sato and James R. Talevich (collectively, the “Board Nominees”) for election to our Board at our annual meeting. All of the Board Nominees currently serve on our Board. All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2019 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them “FOR” each of the Board Nominees.

The following table sets forth certain information regarding the Board Nominees. Each of the Board Nominees, other than Mr. Flynn, is a member of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee.

Board Nominees

Name	Age	Principal Occupation and Business Experience	Director Since
Harold C. Flynn, Jr.	52	Mr. Flynn was appointed President and Chief Executive Officer of the Company and became a member of our Board in July 2015. From 2007 to 2015, Mr. Flynn was President of Zimmer Dental, which is a leading manufacturer and provider of medical devices for the dental market, including dental implants, prosthetics and a range of other oral rehabilitation products. From 2004 to 2007, he was Divisional Vice President and General Manager at Abbott Hematology, a division of Abbott. Mr. Flynn holds a Bachelor of Science degree in Electrical Engineering from the University of Maine at Orono. Mr. Flynn holds patents in laser-based hematology and implantable devices for dentistry. Mr. Flynn provides our Board with extensive business operational experience and expertise in the building of medical device companies, particularly in the dental market.	July 2015

Richard B. Lanman, M.D.	63	Dr. Lanman was appointed to our Board in October 2017. Dr. Lanman is the Chief Medical Officer of Guardant Health, Inc., a company specializing in non-invasive	October 2017

Name	Age	Principal Occupation and Business Experience	Director Since
		cancer diagnostics, based in Redwood City, Calfornia. From 2008 to 2014, Dr. Lanman was Chief Medical Officer of Veracyte, Inc., a genomic diagnostics company. He previously served as Chief Medical Officer for two diagnostics companies and as Senior Vice President and Medical Director of San Jose Medical Group. Dr. Lanman received a Bachelor of Science degree in Chemistry from Stanford University and a Doctor of Medicine degree from Northwestern University. Dr. Lanman provides our Board with extensive business experience in biotechnology innovation, development and commercialization, as well as executive management experience.

Jonathan T. Lord, M.D.	63	Dr. Lord was appointed to our Board in August 2014 and was appointed Chairman of the Board in September 2017. Dr. Lord also serves as Chairman of the Compensation Committee. Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of Miami Leonard M. Miller School of Medicine and the Uhealth-University of Miami Health System, a healthcare network in south Florida. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Prior to this role, he served as a senior executive in a variety of healthcare organizations including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association. Dr. Lord is also the former Chief Innovation Officer and Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy	August 2014

Name	Age	Principal Occupation and Business Experience	Director Since
		Medical Department. From 2008 to 2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010 to 2017, he served as its Chairman. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded medical device company that was sold to Stryker Corp. in 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School. Dr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

Garrett Sato	57	Mr. Sato was appointed to our Board on April 4, 2018. Mr. Sato is an Executive Partner at Inverness Graham Investments, a private investment firm that acquires manufacturing, technology and services companies, a position he has held since June 2013. Since October 2015, Mr. Sato has served as a Consultant to Vita North America, a dental products company focused on shade technology, and since May 2017, Mr. Sato has served as an Executive Advisor to Orchestrate 3D, a company that uses 3D technology to provide dental products and services. From December 2013 to February 2016, Mr. Sato was the Chairman and Chief Executive Officer of Danville Materials LLC, a manufacturer of restorative consumables and small equipment for the dental market, which was owned by Inverness Graham Investments from January 2014 to February 2016. From June 2011 to December 2013, Mr. Sato served as an advisor or consultant for several companies in the dental products	April 2018

Name	Age	Principal Occupation and Business Experience	Director Since
		industry: Isolite Corporation, Shofu Dental Corporation, Clinical Research Dental and Mani, Inc. From October 2009 to June 2011, Mr. Sato served as the Executive Vice President of Discus Dental L.L.C., a manufacturing, distributing and marketing company focused on tooth whitening products. From July 2004 to September 2009, Mr. Sato was the President of Orascoptic and its Surgical Acuity brand, a provider of vision solutions for dental professionals, and from August 1996 to March 2006, he served as Vice President, International, of Kerr Corporation, a provider of dental supplies. Mr. Sato also serves or has served as a director of a number of private companies. Mr. Sato holds a Bachelor of Science degree in Marketing from California State University, Long Beach. Mr. Sato brings to our Board extensive management and operational experience, particularly in the dental industry.

James R. Talevich	67	Mr. Talevich was appointed to our Board in December 2013 and serves as the Chairman of the Audit Committee. Since 2009, Mr. Talevich has been a consultant and a private investor. Previously, he served as a director of Nova LifeStyle, Inc., a publicly held international manufacturing company. Mr. Talevich was Chief Financial Officer of I-Flow Corporation (“I-Flow”), a publicly held medical technology company, from 2000 to 2009. Prior to his time at I-Flow, he served as Chief Financial Officer of Gish Biomedical, Inc., a publicly held medical device company, from 1999 to 2000, and as Chief Financial Officer of Tectrix Fitness Equipment, Inc., a privately held manufacturer of virtual reality fitness equipment, from 1995 to 1999. Mr. Talevich previously held financial management positions with Mallinckrodt Medical, Inc., Sorin Biomedical Inc. (Fiat S.p.A.), Pfizer Inc., SensorMedics Corporation, Baxter International Inc. and	December 2013

Name	Age	Principal Occupation and Business Experience	Director Since
KPMG LLP. Mr. Talevich holds a Bachelor of Arts degree in Physics from California State University, Fullerton, and a Master of Business Administration degree from the UCLA Anderson School of Management. He is licensed as a Certified Public Accountant. Mr. Talevich brings to our Board experience as a public company chief financial officer in the medical device and other industries and experience in finance and accounting matters.

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. In addition, our Board reviews and assesses information regarding cybersecurity risks with management. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, capital equipment, specialty healthcare, consumer products, sales and marketing, international operations, public accounting, corporate finance, risk assessment and manufacturing.

Board Leadership Structure

Our Board currently consists of four non-management directors and our President and Chief Executive Officer, Mr. Flynn. Dr. Lord, one of our independent directors, is Chairman of the Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time. At this time, our Board believes that the independent Chairman arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees, other than Mr. Flynn, is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the rules and regulations of the SEC. In addition, our Board has determined that each of Paul N. Clark and Dr. Frederic H. Moll, who served on our Board during 2017 prior to their resignations, were independent under the same standards. Mr. Flynn is determined not to be an independent director based on his service as our current President and Chief Executive Officer.

Board Committees and Meetings

Our Board held five meetings (including regularly scheduled and special meetings) during the year ended December 31, 2017. During 2017, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. All of our current directors serving at the time attended our 2017 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under “About Us,” then “Investor Relations,” then the link “Corporate Governance.” We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee. The Audit Committee currently consists of Messrs. Sato and Talevich and Drs. Lord and Lanman. Mr. Talevich serves as its Chairman. Our Board has determined that Mr. Talevich qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards for Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee held five meetings during 2017.

Compensation Committee. The Compensation Committee currently consists of Messrs. Sato and Talevich and Drs. Lord and Lanman. Dr. Lord serves as its Chairman. Each of the current members of the Compensation Committee (i) is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, (ii) qualifies as a “non-employee” director under SEC rules and regulations and (iii) qualifies as an “outside” director under the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held four meetings during 2017.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The

Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2017, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2017, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee. The Chairman of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Sato and Talevich and Drs. Lord and Lanman. Dr. Lord serves as its Chairman. Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during 2017.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. Dr. Lanman, who joined our Board in October 2017, was identified as a candidate for membership to our Board by a non-employee director. Mr. Sato, who joined our Board in April 2018, was identified as a candidate for membership to our Board by a large stockholder. All recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2017 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, except for the following late filings: (i) a Form 4 related to the vesting of restricted units held by Mr. Flynn filed on March 23, 2017, (ii) a Form 4 related to the conversion of preferred stock into common stock and the lifting of certain restrictions on warrants held by Mr. Feinberg filed on July 5, 2017, and (iii) a Form 4 related to purchases of common stock by Mr. Schuler filed on July 13, 2017.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to all of our directors, executive officers and employees. This code of ethics is publicly available on our website at www.biolase.com under “About Us,” then “Investor Relations,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

Certain Relationships and Related Transactions

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions. In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2017, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors during the year ended December 31, 2017. Mr. Flynn, the Company’s current President and Chief Executive Officer, did not earn any compensation for his services as a director in 2017. Mr. Sato is not included in the table below because he joined our Board in April 2018.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Paul N. Clark(2)	$—	$82,016	$158,755	$—	$240,771
Richard B. Lanman, M.D.(3)	—	—	71,124	—	71,124
Jonathan T. Lord, M.D.	—	42,605	135,548	—	178,153
Frederic H. Moll, M.D.(4)	—	42,605	104,148	—	146,753
James R. Talevich	—	44,736	90,017	—	134,753

(1)	The amounts reported represent the grant date fair value of stock options and restricted stock units (“RSUs”) granted in 2017, calculated accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. Please see Note 7 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the assumptions used to calculate the grant date fair value of the stock option awards granted in 2017.
(2)	Mr. Clark resigned from our Board effective September 11, 2017.
(3)	Dr. Lanman was appointed to our Board on October 27, 2017.
(4)	D. Moll resigned from our Board effective November 11, 2017. In connection with his resignation, the Board modified his May 10, 2017 RSU award to provide that one-half of such award vested on November 11, 2017 and the time period to exercise his vested stock options was extended to November 11, 2019. Accordingly, the amount shown in the Stock Awards column includes the incremental fair value of the modified RSU award computed as of the modification date in accordance with FASB ASC Topic 718. The modification does not represent a new grant.

Our non-employee directors other than the Chairman of the Board receive annual compensation consisting of a stock option based upon a cash value of $85,000, and the Chairman of the Board receives annual compensation consisting of a stock option based upon a cash value of $170,000. In addition to the foregoing, the Chairman of the Audit Committee receives annual compensation consisting of a stock option based upon a cash value of $20,000, members of the Audit Committee (other than the Chairman of the Audit Committee) receive annual compensation consisting of a stock option based upon a cash value of $15,000, the Chairman of the Compensation Committee receives annual compensation consisting of a stock option based upon a cash value of $15,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) receive annual compensation consisting of a stock option based upon a cash value of $7,500. No additional compensation was provided in 2017 for service on the Nominating and Corporate Governance Committee. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. Each option grant vests in equal monthly installments over a consecutive 12-month period, commencing one month from the date of grant. The number of shares of our common stock for which stock options are exercisable with respect to each such stock option grant is calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, less the portion of such compensation that such director elects to receive in cash, multiplied by three and divided by the average share price of our common stock for the trailing 12 months prior to the date of grant.

In addition, upon his election to our Board, Dr. Lanman received a stock option to purchase 135,333 shares of our common stock at $0.76 per share on November 1, 2017. Each stock option is immediately exercisable for all of the option shares. However, any shares of our common stock purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should Dr. Lanman cease Board service prior to vesting of such shares. The shares of our common stock subject to the option grant vest, and the Company’s right of repurchase lapses, in four successive quarterly installments upon Dr. Lanman’s completion of each quarter of service as a non-employee director measured from the grant date. The shares of our common stock subject to the option grant will immediately vest in full if certain changes in control or ownership occur or if Dr. Lanman dies or becomes disabled while serving as a director.

The following table sets forth the aggregate grant date fair value of each grant of stock options and RSUs awarded to our non-employee directors in 2017.

Director	Grant Date	Type of Award	Exercise Price	Number of Shares Underlying Stock Awards Originally Granted	Aggregate Grant Date Fair Value
Paul N. Clark	May 10, 2017	Option	$1.21	203,345	$158,755
Paul N. Clark	May 10, 2017	RSU	n/a	67,782	82,016
Richard B. Lanman, M.D.	November 1, 2017	Option	0.75	135,333	67,379
Richard B. Lanman, M.D.	November 8, 2017	Option	0.57	9,868	3,745
Jonathan T. Lord, M.D.	May 10, 2017	Option	1.21	105,634	82,470
Jonathan T. Lord, M.D.	May 10, 2017	RSU	n/a	35,211	42,605
Jonathan T. Lord, M.D.	September 11, 2017	Option	0.54	65,385	23,194
Jonathan T. Lord, M.D.	September 12, 2017	Option	0.61	65,891	26,459
Jonathan T. Lord, M.D.	November 8, 2017	Option	0.57	9,027	3,425
Frederic H. Moll, M.D.	May 10, 2017	Option	1.21	105,634	82,470
Frederic H. Moll, M.D.	May 10, 2017	RSU	n/a	35,211	42,605
James R. Talevich	May 10, 2017	Option	1.21	110,915	86,593
James R. Talevich	May 10, 2017	RSU	n/a	36,972	44,736
James R. Talevich	November 8, 2017	Option	0.57	9,868	3,745

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) and unvested RSU awards held as of December 31, 2017 by each of the persons who served as a non-employee director during 2017.

Director	Shares Underlying Options and RSUs Outstanding at Fiscal Year End
Paul N. Clark	618,658
Richard B. Lanman, M.D.	145,201
Jonathan T. Lord, M.D.	567,421
Frederic H. Moll, M.D.	403,806
James R. Talevich	453,793

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers, which consist of:

•	Harold C. Flynn, Jr., our President and Chief Executive Officer;

•	John R. Beaver, our Senior Vice President and Chief Financial Officer since October 2017;

•	Dimitri Boutoussov, our Vice President of Research and Development since July 2013 and our Chief Technology Officer from October 2010 to July 2013; and

•	Mark J. Nelson, who served as our Senior Vice President and Chief Financial Officer from March 2017 until his resignation in May 2017.

The Compensation Committee of our Board is primarily responsible for overseeing the development and administration of the total compensation program for corporate officers and key executives and administering our executive incentive bonus and stock plans.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests between our executive officers and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. In addition, as noted earlier in this proxy statement, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to each executive officer’s position.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2017 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, in future years.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as they believe that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and the contributions of each individual. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

During 2017, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation. Based on 2017 Company performance, the Compensation Committee did not award annual incentive bonuses to the named executive officers.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. Because a substantial majority of our stockholders approved the compensation program described in our proxy statement in 2017, the Compensation Committee did not implement any changes to our executive compensation program as a result of the stockholder advisory vote.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Flynn. Until September 11, 2017, Mr. Flynn received an annual base salary of $425,000, which was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives. However, on September 11, 2017, Mr. Flynn, agreed to an aggregate reduction in his base salary of $60,000 through the period ended March 3, 2018, in exchange for a grant of RSUs with a grant date fair value equal to $69,000. These performance-based RSUs vest over a one-year performance period based on pre-established revenue goals. These revenue goals were designed to be challenging but achievable with strong Company performance.

Mr. Beaver. Under the terms of Mr. Beaver’s 2017 employment agreement, Mr. Beaver receives an annual base salary of $325,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.

Mr. Boutoussov. Until September 11, 2017, Mr. Boutoussov received an annual base salary of $275,000, which was based on 2015 competitive market data presented by Arnosti. However, on September 11, 2017, Mr. Boutoussov, agreed to an aggregate reduction in his base salary of $22,000 through the period ended March 3, 2018, in exchange for a grant of RSUs with a grant date fair value equal to $25,300. These performance-based RSUs vest over a one-year performance period based on pre-established revenue goals. These revenue goals were designed to be challenging but achievable with strong Company performance.

Mr. Nelson. Under the terms of Mr. Nelson’s 2017 employment agreement, Mr. Nelson’s annual base salary was $325,000. His base salary was negotiated at the time he joined the Company and was based on comparable market data, as well as our compensation goals and objectives.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. During 2017 the Compensation Committee determined stock options and RSUs could also be utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. Stock options allow our executive officers to purchase shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. RSUs are also utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interest. The size of the equity grant to each executive officer, including any grant considered for our Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Flynn. Mr. Flynn was eligible to receive an annual performance bonus of up to 60% his base salary, based upon the achievement of certain criteria as established by the Compensation Committee relating to product sales and strategy. These performance goals were designed to be challenging, yet achievable with strong management performance. On February 6, 2017, Mr. Flynn was granted 1,000,000 RSUs that vest as follows: (i) one-quarter on the two-year anniversary of the award date, (ii) one-eighth on the three-year anniversary of the award date, (iii) one-eighth on the fourth-year anniversary of the award date, and (iv) one-half based upon specific performance criteria relating to revenue and cash goals over the 2017-2018 performance period, as established by the Compensation Committee, subject to Mr. Flynn’s continued service with the Company through the applicable vesting dates. On November 14, 2017, Mr. Flynn received a stock option to purchase 20,000 shares of common stock, vesting based upon specific performance criteria relating to Company revenue goals over the fourth quarter 2017 performance period. The performance goals were designed to be challenging but achievable with strong Company performance. However, based on achievement, this award was forfeited on December 31, 2017.

Mr. Beaver. Mr. Beaver was eligible to receive an annual performance bonus of up to 50% of his base salary, based upon the achievement of certain criteria as established by the Compensation Committee. In 2017, Mr. Beaver received an inducement grant of non-qualified stock options to purchase 600,000 shares of our common stock. The exercise price of such options was $0.59 per share and such options vest as follows: (i) one-sixth vest on the one-year anniversary of grant, (ii) one-half vests ratably on a monthly basis over a three-year period after the one-year anniversary of grant, and (iii) one-third vests based upon certain performance criteria relating to revenue and cash goals over the 2018-2019 performance period, as established by the Compensation Committee, in all cases subject to Mr. Beaver’s continued service through the applicable vesting date. On November 14, 2017, Mr. Beaver received a stock option to purchase 20,000 shares of our common stock, vesting based upon specific performance criteria relating to Company revenue goals over the fourth quarter 2017 performance period. The performance goals were designed to be challenging but achievable with strong Company performance. However, based on achievement, this award was forfeited on December 31, 2017.

Mr. Boutoussov. Mr. Boutoussov was eligible to receive an annual performance bonus of up to 40% his base salary, which was determined based on a qualitative assessment of employee performance and revenue generation. On November 14, 2017, Mr. Boutoussov received a stock option to purchase 20,000 shares of common stock, vesting based upon specific performance criteria relating to Company revenue goals over the fourth quarter 2017 performance period. The performance goals were designed to be challenging but achievable with strong Company performance. However, based on achievement, this award was forfeited on December 31,

2017. On May 9, 2017, Mr. Boutoussov received a grant of 70,000 RSUs, which vest as follows: (i) one-fourth will vest on May 5, 2018, (ii) one-fourth will vest on May 9, 2019, and (iii) one-half will vest based on achievement of certain performance criteria relating to Company revenue goals over the 2017-2018 performance period. The one-fourth of such RSUs relating to Company revenue goals over the 2017 performance period was forfeited as of December 31, 2017 based on failure to satisfy the performance criteria.

Mr. Nelson. Mr. Nelson was eligible to receive an annual performance bonus of up to 50% of his based salary, based upon the achievement of certain criteria as established by the Compensation Committee. In 2017, Mr. Nelson was granted non-qualified stock options to purchase 600,000 shares of our common stock. The exercise price of such options was $1.28 per share and such options vest as follows: (i) with respect to 400,000 of the stock options, one-fourth vest on the one-year anniversary of grant, and the remaining three-fourths vest ratably on a monthly basis over a three-year period, and (ii) with respect to 200,000 of the stock options, based upon certain performance criteria relating to revenue and cash goals over the 2017-2018 performance period as established by the Compensation Committee, in all cases subject to Mr. Nelson’s continued service through the applicable vesting date.

Severance and Change of Control Arrangements

All 2017 named executive officers are employed by the Company on an “at will” basis. Pursuant to the terms of select employment agreements, severance benefits may be provided in the event that either the Company terminates employment without cause or the officer resigns for good reason. Please see the “Potential Payments Upon Termination or Change in Control” section below for a quantification of the amounts to be received by each NEO assuming a termination of employment or a change in control occurred as of December 31, 2017.

Perquisites

Pursuant to the terms of Mr. Beaver’s employment agreement, he has agreed to relocate his primary residence from Texas to a location within reasonable commuting distance to Irvine, California on or before July 1, 2018. Under the terms of his agreement, Mr. Beaver is eligible to receive a relocation stipend of up to $47,500, payable bi-weekly in $2,500 installments, from the effective date of his employment until the earlier of his relocation or July 1, 2018.

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table shows compensation information for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement:

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Harold C. Flynn, Jr.	2017	388,077	—	1,619,000	7,604	—	871	2,015,552
President and Chief Executive Officer	2016	441,346	—	1,450,000	1,530,048	—	690	3,422,084
John R. Beaver	2017	75,000	—	—	250,312	—	15,322	340,634
Senior Vice President and Chief Financial Officer
Dmitri Boutoussov	2017	261,461	—	110,700	7,604	—	913	380,678
Vice President of Research and Development	2016	285,577	—	117,480	31,480	—	621	435,158
Mark J. Nelson	2017	39,041	—	—	533,285	—	38	572,364
Former Senior Vice President and Chief Financial Officer

(1)	The dollar amounts in these columns for 2017 reflect the aggregate grant date fair value of stock options and RSUs granted to our NEOs during the applicable year. See Note 7 of our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a description of the assumptions underlying the calculation of grant date fair value. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO. The amounts included in 2017 for the performance-based RSUs and the performance-based stock options other than the March 3, 2017 RSUs granted to Mr. Flynn and Mr. Boutoussov only have one payout level and, accordingly, there is no grant date value that is above or below the amount reported in the table for such awards. The amounts included in 2017 for the March 3, 2017 performance-based RSUs granted to Mr. Flynn and Mr. Boutoussov are calculated based on the closing price of our common stock and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the March 3, 2017 performance-based RSUs, the maximum value of these awards at the grant date would be as follows: Mr. Flynn, $75,900 (RSUs) and Mr. Boutoussov, $27,830 (RSUs).
(2)	The dollar amounts in this column for 2017 reflect dollar value of vision insurance premiums paid for by the Company on behalf of the NEO. Additionally, with respect to Mr. Beaver, the amounts in this column include $15,000 that he received as a relocation stipend during 2017.
(3)	As described in the section entitled “Compensation Discussion and Analysis”, during 2017, Messrs. Flynn and Boutoussov each agreed to a reduction in his base salary and received performance-based RSU awards in lieu of such base salary. The performance-based RSUs are reported in the Stock Awards column.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2017.

			Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
Harold C. Flynn, Jr.	525,625	(3)	344,375	(3)	—		1.64	07/13/25	—		—		—		—
	—		—		—		—	—	500,000	(6)	213,200	(6)	300,000	(7)	127,920	(7)
	133,328	(4)	266,672	(4)	—		1.44	08/25/26	—		—		—		—
	—		1,000,000	(5)	—		1.45	11/08/26	—		—		—		—
	—		—		—		—	—	—		—		160,465	(11)	69,000	(11)
John R. Beaver	—		400,000	(12)	—		0.59	10/02/2027	—		—		—		—
	—		—		33,333	(13)	0.59	10/02/2027			—		—		—
	—		—		33,333	(13)	0.59	10/02/2027	—		—		—		—
	—		—		33,333	(13)	0.59	10/02/2027	—		—		—		—
	—		—		33,335	(13)	0.59	10/02/2027	—		—		—		—
	—		—		33,333	(13)	0.59	10/02/2027	—		—		—		—
	—		—		33,333	(13)	0.59	10/02/2027	—		—		—		—
Dmitri Boutoussov	116,231	(2)	—		—		2.64	01/02/25	—		—		—		—
	105,939	(1)	39,349	(1)	—		2.64	01/02/25	—		—		—
	50,000		—		—		5.00	03/23/18	—		—		—		—
	22, 917		27,083	(8)	—		0.86	02/26/26	—		—		—		—
	—		—		—		—	—	—		—		58,837	(11)	25,300	(11)
	—		—		—		—	—					17,500	(10)	7,462	(10)
	—		—		—		—	—	37,500	(14)	15,990	(14)	—		—
	—		—		—		—	—	35,000	(9)	14,924	(9)	—		—

(1)	Represents equity incentive compensation consisting of a non-qualified stock option granted on January 2, 2015. The stock options vested 25% on January 2, 2015 and the remaining 75% will vest ratably monthly over a 36-month period.
(2)	Represents equity incentive compensation consisting of a non-qualified stock option granted on January 2, 2015. The stock options vested based upon specific performance criteria established by the Compensation Committee, which were 80% achieved during 2015.
(3)	Represents equity incentive compensation consisting of a non-qualified stock option and RSUs granted to Mr. Flynn on July 13, 2015. 25% of the stock options vested on July 13, 2016 and the remaining 75% vest ratably monthly over a 36-month period, commencing on August 13, 2016, subject to Mr. Flynn’s continued service with the Company through the applicable vesting dates.
(4)	Represents equity incentive compensation consisting of a non-qualified stock option granted on August 25, 2016. The stock options vest 50% ratably monthly over a 24-month period and the remaining 50% will vest on August 25, 2018, subject to continued service with the Company through the applicable vesting dates.
(5)	Represents equity incentive compensation consisting of a non-qualified stock option granted on November 8, 2016. The stock options vest 50% on November 8, 2018 and the remaining 50% vest ratably monthly over a 24-month period, commencing on December 8, 2018, subject to Mr. Flynn’s continued service with the Company through the applicable vesting dates.
(6)	Represents RSUs granted on February 6, 2017 of which 250,000 RSUs will vest on February 6, 2019, 125,000 RSUs vest on February 6, 2020, 125,000 RSUs will vest on February 6, 2021.

(7)	Represents 500,000 RSUs granted on February 6, 2017 which will vest based on performance criteria established by the Compensation Committee relating to revenue and cash goals over the 2017-2018 performance period.
(8)	Represents equity incentive compensation consisting of a non-qualified stock option granted on February 26, 2016. The stock options vest ratably monthly over a 48-month period, subject to continued service with the Company through the applicable vesting dates.
(9)	Represents RSUs granted on May 9, 2017. 17,500 of these RSUs will vest on May 9, 2018 and 17,500 RSUs will vest on May 9, 2019.
(10)	Represents RSUs granted on May 9, 2017. These RSUs vest based on performance criteria established by the Compensation Committee relating to revenue goals over the 2017-2018 performance period.
(11)	Represents performance-based RSUs granted on September 11, 2017 to Mr. Flynn and Mr. Boutoussov in lieu of cash salary compensation. These RSUs based on the achievement of revenue goals and continued service through the March 31, 2018 performance period.
(12)	Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest one-third on the one-year anniversary of grant, one-half vests in equal monthly amounts over a 36-month period, commencing on the 13th month anniversary of the date of grant.
(13)	Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest in accordance with performance-based criteria established by the Compensation Committee based upon certain performance criteria relating to revenue and cash goals over the 2018-2019 performance period.
(14)	Represents RSUs granted on February 26, 2016. These RSUs vest as to 25% of the RSUs each year over 4 years. However, release of shares in settlement of vested RSUs has been delayed due to the proximity of the vesting dates with the blackout relating to the Company’s Form 10-K reporting period).

Potential Payments upon Termination or Change of Control

As described below, pursuant to the terms of select employment agreements, severance benefits may be provided in the event that the Company terminates employment without cause, the officer resigns for good reason or following a change in control. The Company also offers a 401(k) defined contribution savings plan to all of its employees. Effective July 1, 2017, the Compensation Committee approved a matching contribution of 10% on employee deferrals of up to 10% of applicable total compensation. The following is a description and quantification of the benefits that the executive would have received assuming a termination as of December 31, 2017.

Mr. Flynn. In the event that Mr. Flynn is terminated without cause (or resigns for good reason), he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, and (ii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Flynn is terminated within 12 months following a change in control, in addition to the above severance benefits, (i) Mr. Flynn will also receive his target performance bonus then in effect, (ii) his unvested stock options will vest and be exercisable, and (iii) one-half of his performance-based equity awards will vest.

Mr. Beaver. In the event that Mr. Beaver is terminated without cause, he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, and (ii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Beaver is terminated within 12 months following a change in control, in addition to the above severance benefits, all of his time-based vesting stock options that are unvested will vest and be exercisable, and one-half of his performance-based vesting stock options that are unvested will vest and be exercisable.

Mr. Boutoussov. In the event that Mr. Boutoussov is terminated within 18 months following a change in control, Mr. Boutoussov is entitled to (i) 12 months of base salary as of the date of termination, plus the full amount of any performance bonus target then in effect, and (ii) paid COBRA premiums for the 12-month period following such termination.

Mr. Nelson. Upon his resignation in May 2017, Mr. Nelson was not eligible for any severance payments.

EQUITY COMPENSATION PLAN INFORMATION

Our 2002 Stock Incentive Plan, as amended (the “2002 Stock Incentive Plan”) is designed to attract and retain the services of individuals essential to the Company’s long-term growth and success. The following table summarizes information as of December 31, 2017 with respect to the shares of our common stock that may be issued upon exercise of stock options, warrants or rights under our 2002 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and release of RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)
Equity Compensation Plans Approved by Stockholders	8,526,388	$1.80	3,059,916
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	8,526,388	$1.80	3,059,916

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 17 of this proxy statement, which discusses in detail our 2017 executive compensation program and decisions made by the Compensation Committee.

Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee and entire Board on compensation best practices and trends. The Compensation Committee meets from time to time without management present.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, in addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, we are also providing stockholders with the opportunity to cast an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years, commonly known as a “say-on-frequency” vote. Because our last say-on-frequency vote was held at the 2012 annual meeting, we are again holding a say-on-frequency vote at the annual meeting. At our 2012 annual meeting, a majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, our Board resolved that the non-binding advisory vote to approve the compensation of our named executive officers would be held on an annual basis at least until the next say-on-frequency vote.

Our Board values stockholders’ opinions and believes it would benefit from direct, timely feedback on the Company’s executive compensation program. Accordingly, after careful consideration, our Board has recommended a frequency of every one year for the say-on-pay vote. We believe that say-on-pay votes should be conducted every year so that our stockholders have an opportunity to express their views on our executive compensation programs, policies and practices on an annual basis. Setting a period of one year for say-on-pay votes will provide stockholders with an opportunity to annually assess the effectiveness of our executive compensation programs, while providing us with timely feedback from our stockholders about our compensation structure. An annual say-on-pay vote will provide the highest level of accountability and communication, as it gives us an opportunity each year to engage in a dialogue with our stockholders to better understand the results of the advisory vote and to respond swiftly to stockholder feedback by making adjustments to our compensation practices, as appropriate. We also believe that from a corporate governance perspective, an annual say-on-pay vote would ensure procedural consistency from year to year.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). The following resolution is submitted to stockholders for an advisory vote at the annual meeting:

RESOLVED, that the stockholders advise the Company to hold a non-binding advisory stockholder vote to approve the compensation paid to the Company’s named executive officers every:

•	one year;

•	two years; or

•	three years.

The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve one year, two years, or three years as the stockholders’ recommended frequency on this Proposal. However, if none of the options receives the vote of a majority, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. As this is an advisory vote, the results will not be binding on the Company, our Board or the Compensation Committee. Our Board may decide that it is in the best interest of our stockholders to hold the advisory vote on the compensation of our named executive officers more or less frequently than the option recommended by our stockholders. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when determining the frequency of such future votes.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE FREQUENCY OF EVERY “ONE YEAR” FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

APPROVAL OF THE COMPANY’S

2018 LONG-TERM INCENTIVE PLAN

At the annual meeting, our stockholders will be asked to approve the BIOLASE, Inc. 2018 Long-Term Incentive Plan. The 2018 Plan was approved by our Board on February 14, 2018, subject to stockholder approval. The purposes of the 2018 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and our stockholders.

Under the 2018 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Code);

•	stock appreciation rights (“SARs”);

•	restricted stock, RSUs or other stock awards (“Stock Awards”); and

•	performance awards.

As of March 21, 2018, approximately 10 officers, 194 employees and three non-employee directors would be eligible to participate in the 2018 Plan. Upon approval of the 2018 Plan, no additional awards will be granted under the BIOLASE, Inc. 2002 Stock Incentive Plan or any other equity plan maintained by the Company that is outstanding as of the effective date of the 2018 Plan (each, a “Prior Plan”).

Plan Highlights

Some of the key features of the 2018 Plan include:

•	The 2018 Plan will be administered by a committee of our Board, comprised entirely of independent directors;

•	Stock options and SARs granted under the 2018 Plan may not be repriced without stockholder approval other than in connection with a change in control or adjustments described in the 2018 Plan;

•	Under the 2018 Plan, the maximum number of shares of our common stock available for awards is 10,602,736, other than substitute awards granted in connection with a corporate transaction, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018; provided that if the reverse stock split described in Proposal Five is approved by our stockholders, then, in accordance with the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan will be reduced based on the ratio elected by our Board within the Split Ratio Range, as described further in Proposal Five: Approval of an Amendment to Our Certification of Incorporation to Effect a Reserve Stock Split of Our Common Stock and Reduce the Authorized Shares of Our Common Stock, If and When Determined by Our Board;

•	The exercise price of stock options and the base price for SARs granted under the 2018 Plan may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

•	The 2018 Plan prohibits the grant of dividend equivalents with respect to stock options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or performance awards to the same vesting conditions as the underlying awards;

•	The 2018 Plan does not contain a liberal change in control definition; and

•	The 2018 Plan provides that awards and any cash payment or shares of our common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time.

Description of the 2018 Plan

The following description is qualified in its entirety by reference to the 2018 Plan, a copy of which is attached to this proxy statement as Exhibit A and incorporated herein by reference.

Administration

The 2018 Plan will be administered by a committee designated by our Board (the “Plan Committee”), consisting of two or more members of our Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if our common stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which our common stock is then traded. It is expected that the Compensation Committee will administer the 2018 Plan.

Subject to the express provisions of the 2018 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2018 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2018 Plan and to decide questions of interpretation or application of any provision of the 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2018 Plan to our Board (or any members thereof) or, subject to applicable law, a subcommittee of our Board, a member of our Board, the President and Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Subject to the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan is 10,602,736, other than substitute awards granted in connection with a corporate transaction, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018. All of the available shares of our common stock under the 2018 Plan may be issued in connection with incentive stock options. If the reverse stock split described in Proposal Five is approved by our stockholders, then, in accordance with the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan will be reduced based on the ratio elected by our Board within the Split Ratio Range, as described further in Proposal Five: Approval of an Amendment to Our Certification of Incorporation to Effect a Reserve Stock Split of Our Common Stock and Reduce the Authorized Shares of Our Common Stock, If and When Determined by Our Board.

The number of available shares will be reduced by the sum of the aggregate number of shares of our common stock which become subject to outstanding stock options, free-standing SARs, Stock Awards and performance awards. To the extent that shares of our common stock subject to an outstanding stock option, free-standing SAR, Stock Award or performance award granted under the 2018 Plan or a Prior Plan, other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of our common stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of our common stock will again be available under the 2018 Plan. In addition, shares of our common stock subject to an award under the 2018 Plan or a Prior Plan will again be available for issuance under the 2018 Plan if such shares are (a) shares that were subject to a stock option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of a stock option exercise will not again be available for issuance under the 2018 Plan. At the time the 2018 Plan becomes effective, none of the shares of our common stock available for future grant under the Prior Plans shall be available under such Prior Plans or the 2018 Plan.

The aggregate value of cash compensation and the grant date fair value of shares of our common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $700,000.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, our Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of our common stock resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of our common stock resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2018 Plan, a change in control is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders receive more than 50% of the total voting power of the resulting company; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) an acquisition of more than 50% of the total voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

Effective Date, Termination and Amendment

If approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, the 2018 Plan will become effective as of the date on which the 2018 Plan was approved by our stockholders, and will terminate as of the first annual meeting to occur on or after the tenth anniversary of the effective date, unless earlier terminated by our Board. Awards hereunder may be made at any time prior to the termination of the 2018 Plan, provided that no incentive stock option may be granted later than ten years after the date on which the 2018 Plan was approved by our Board. Our Board may amend the 2018

Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market or any other stock exchange on which our common stock is then traded, or (ii) our Board seeks to modify the stock option and SAR repricing provisions in the 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The 2018 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR.

Each stock option will be exercisable for no more than ten years after its date of grant, unless the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the stock option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with a stock option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related stock option. The base price of an SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if earlier, the date of grant of the stock option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the 2018 Plan.

Stock Awards

The 2018 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as restricted stock, RSUs or as an other stock award. Except as otherwise determined by the Plan Committee, Stock

Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. Distributions and dividends with respect to shares of our common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding RSUs will specify (i) whether such award may be settled in shares of our common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to RSUs will be subject to the same restrictions as such RSUs. Prior to settlement of an RSU, the holder of an RSU will have no rights as a stockholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of our common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Dividend equivalents paid with respect to the other stock awards contemplated by this paragraph will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

The performance measures of a performance award may consist of, but shall not be limited to, one or more of the following objective or subjective corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a share of our common stock of a specified Fair Market Value (as defined in the 2018 Plan) for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, product development and acquisitions or divestitures or any combination of the foregoing. Notwithstanding the foregoing, the Plan Committee may establish any other objective or subjective performance goal, whether or not listed in the 2018 Plan. Performance goals shall be subject to such other special rules and conditions as the Plan Committee may establish at any time.

Prior to the settlement of a performance award in shares of our common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Options

A participant will not recognize taxable income at the time a stock option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of our common stock purchased on such date over their exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of our common stock acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time an RSU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits

The Plan Committee has the discretion to grant awards under the 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by NEOs or others under the 2018 Plan. Please see the section entitled “Compensation Discussion and Analysis” for grants made to each of the NEOs under the Prior Plan during 2017.

As discussed above, the 2018 Plan is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the 2018 Plan will become effective as of the date on which the 2018 Plan was approved by stockholders, and awards may be granted under the 2018 Plan. If our stockholders do not approve the 2018 Plan, it (and any awards thereunder) will not become effective, and the Company will continue to grant awards under the Prior Plan.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2018 PLAN.

PROPOSAL FIVE

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD

Overview

The reverse stock split proposal, if approved, would not immediately cause a reverse stock split or a reduction in the number of authorized shares of our common stock, but rather would grant authorization to our Board to effect a reverse stock split and reduce the number of authorized shares of our common stock, if, and when determined by our Board. Our Board has deemed it advisable, approved, and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation to (a) effect a reverse stock split at a ratio ranging from one-for-five (1:5) to one-for-fifteen (1:15) (the “Split Ratio Range”), in the form set forth in Exhibit B to this proxy statement, and (b) reduce the number of authorized shares of our common stock in the same ratio within the Split Ratio Range.

If we receive the required stockholder approval, our Board would have the sole authority to elect, at any time prior to July 23, 2018: (1) whether or not to effect a reverse stock split and (2) if so, the appropriate ratio within the Split Ratio Range. Our Board would have the authority to accordingly reduce the number of authorized shares of our common stock in the same ratio as that of the reverse stock split. Our Board believes that providing the flexibility for our Board to choose an exact split ratio based on then-current market conditions is in the best interests of the Company and our stockholders with the intention to create the greatest marketability for our common stock. Even with stockholder approval of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split and the corresponding reduction in the number of authorized shares of our common stock. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the amendment would state the number of shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would also reduce the number of authorized shares of our common stock as set forth below, but would not change the par value per share of our common stock. Except for any changes as a result of the treatment of fractional shares, immediately after the reverse stock split, each stockholder would hold the same percentage of outstanding common stock as such stockholder held immediately prior to the reverse stock split.

Although we presently intend to effect the reverse stock split only if necessary to regain compliance with the NASDAQ Capital Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of our Certificate of Incorporation at the annual meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of our Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the NASDAQ Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the NASDAQ Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of our Certificate of Incorporation.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per share trading price of our common stock to continue our listing on the NASDAQ Capital Market. To maintain listing, the NASDAQ Capital Market requires, among other things, that our common stock maintain a minimum bid price of $1.00 per share.

On August 9, 2017, we received notice from NASDAQ that our common stock had failed to maintain Nasdaq’s minimum bid price requirement of $1.00 per share. Our original deadline for compliance with the minimum bid price requirement was February 5, 2018. Nasdaq granted us a 180-day extension period to achieve compliance with the minimum bid price requirement, extending the deadline to August 6, 2018 and indicating that if the Company intends to effectuate a reverse stock split in order to regain compliance, it must be completed by July 23, 2018. Our Board is seeking stockholder approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the NASDAQ Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers.

We hope that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

If our stockholders do not approve the reverse stock split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before August 6, 2018, we expect our common stock to be subject to a delisting action by the NASDAQ Capital Market. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the NASDAQ Capital Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the NASDAQ Capital Market. Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on the NASDAQ Capital Market.

If our common stock were delisted from the NASDAQ Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the NASDAQ Capital Market, we would be required to meet the initial listing requirements for either the NASDAQ Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the NASDAQ Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the reverse stock split, our Board reserves the right not to effect the reverse stock split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the NASDAQ Capital Market;

•	we would otherwise meet the requirements for continued listing of our common stock on the NASDAQ Capital Market;

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On August 8, 2017, the closing bid price for our common stock on the NASDAQ Capital Market was $0.59 per share. On March 21, 2018, the closing bid price for our common stock was $0.43. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the NASDAQ Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the NASDAQ Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve granting our Board the authority to amend our Certificate of Incorporation to effect a reverse stock split and reduce the number of authorized shares of our common stock, and if our Board decides to effectuate such amendment, the principal effect of the amendment would be (a) to reduce the number of authorized shares of our common stock in the same ratio as that of the reverse stock split, so that the number of authorized shares of our common stock would be reduced from 200,000,000 shares to between and including approximately 13,333,333 and 40,000,000 and (b) to reduce the number of issued and outstanding shares of our common stock, in accordance with the ratio approved by our stockholders and determined by our Board within the Split Ratio Range, from approximately 102,350,238 shares as of the record date to between and including approximately 6,823,349 and 20,470,047 shares, depending on which ratio within the Split Ratio Range is effectuated by our Board and based upon the number of shares outstanding at the time such reverse stock split is effectuated. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately before the reverse stock split divided by the ratio within the Split Ratio Range approved by our stockholders and determined by our Board.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Computershare, the Company’s transfer agent, would act as “exchange agent” and would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the exchange agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, registered stockholders would receive a cash payment from the exchange agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the amendment to our Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (a) stock options to purchase an aggregate of 10,677,577 shares of our common stock with exercise prices ranging from $0.40 to $5.07 per share and (b) warrants to purchase an aggregate of 6,126,269 shares of our common stock with exercise prices ranging from $1.80 to $4.00 per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan would decrease to between and including one-fifth and one-fifteenth of the number of shares currently included in such plan.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since 2015, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by a ratio within the Split Ratio Range. In other words, stated capital would be reduced to between and including one-fifth and one-fifteenth of its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Exchange of Stock Certificates for Book-Entry Shares

If the reverse stock split is authorized by our stockholders and our Board elects to implement the reverse split, stockholders would be notified as soon as practicable after the effective date that the reverse split has been effected. Holders of pre-reverse split shares would be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for post-reverse split shares of common stock in book-entry form in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. Each certificate representing pre-reverse split shares would entitle the holder thereof to receive, only upon surrender of such certificate together with such letter of transmittal properly completed by the holder, post-reverse split shares and cash in lieu of fractional shares, if any, without interest. No new post-reverse split share certificates will be issued to stockholders.

If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment would be made as described above under the heading “Principal Effect of the Reverse Stock Split on Our Common Shares; No Fractional Shares.”

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a bank, broker, or other nominee and having any questions in this regard should contact their bank, broker or other nominee.

Registered “Book-Entry” Holders of Our Common Stock (Stockholders that are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)

Certain of our registered holders of our common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Recommendation of our Board

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2017 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2018.

Submitted by the Audit Committee of our Board:

James R. Talevich, Chairman

Jonathan T. Lord, M.D.

Richard B. Lanman, M.D.

Date: April 5, 2018

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2018

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2018. Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2018. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the fiscal year ending December 31, 2018. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2017 and 2016.

	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Audit Fees(1)	$291,246	$244,650
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$291,246	$244,650

(1)	Audit fees for 2017 and 2016 include fees paid for services performed in connection with our registration statements and prospectus supplement filings with the SEC.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2017 and 2016 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the exception to pre-approval contained in Regulation S-X, Rule 2-01(c)(7)(i)(C).

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock by each person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. Percentage ownership is based on 102,380,238 shares of our common stock being issued and outstanding as of March 21, 2018.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Larry N. Feinberg(1)	33,517,597	31.9%
200 Greenwich Avenue Greenwich, Connecticut 06830
Jack W. Schuler(2)	34,692,178	33.0%
100 N. Field Drive, Suite 360 Lake Forest, Illinois 60045

(1)	Based on the information provided in Amendment No. 18 to Schedule 13D, filed with the SEC on December 6, 2017 by Larry N. Feinberg, Oracle Partners, L.P. (“Oracle Partners”), Oracle Institutional Partners, L.P. (“Institutional Partners”), Oracle Ten Fund Master, L.P. (“Ten Fund”), Oracle Investment Management, Inc. Employees’ Retirement Plan (“Oracle Plan”), The Feinberg Family Foundation (“Feinberg Foundation”), Oracle Associates, LLC (“Oracle Associates”), and Oracle Investment Management, Inc. (“Oracle Investment”) (Mr. Feinberg, together with Oracle Partners, Institutional Partners, Ten Fund, Oracle Plan, Feinberg Foundation, Oracle Associates and Oracle Investment, the “Oracle Reporting Persons”). The Oracle Reporting Persons reported that Mr. Feinberg beneficially owns and has shared dispositive power with respect to 33,517,597 shares of our common stock, Oracle Partners beneficially owns and has shared voting and dispositive power with respect to 22,970,647 shares of our common stock, Institutional Partners beneficially owns and has shared voting and dispositive power with respect to 3,646,540 shares of our common stock, Ten Fund beneficially owns and has shared voting and dispositive power with respect to 6,608,985 shares of our common stock, Oracle Plan beneficially owns and has shared voting and dispositive power with respect to 239,425 shares of our common stock, Feinberg Foundation beneficially owns and has shared voting and dispositive power with respect to 52,000 shares of our common stock, Oracle Associates beneficially owns and has shared voting and dispositive power with respect to 33,226,172 shares of our common stock and Oracle Investment beneficially owns and has shared voting and dispositive power with respect to 33,465,597 shares of our common stock.

Such beneficial ownership includes warrants held by each of Mr. Feinberg, Oracle Associates and Oracle Investment, which are exercisable for 2,651,332 shares of our common stock each, (ii) in the case of Oracle Partners, for 2,045,412 shares of our common stock, (iii) in the case of Institutional Partners, for 317,834 shares of our common stock, and (iv) in the case of Ten Fund, for 288,086 shares of our common stock, totaling 10,605,328 shares issuable upon exercise of warrants held by the Oracle Reporting Persons.

Each of Mr. Feinberg, Oracle Partners, Institutional Partners, Ten Fund, Oracle Associates and Oracle Investment (the “Oracle Standstill Parties”) is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016 and November 9, 2017, with the Company, pursuant to which the Oracle Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Oracle Reporting Persons and their affiliates and associates would exceed 41% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 102,380,238 shares of our common stock outstanding as of March 21, 2018, together with the addition of 2,651,332 shares issuable upon exercise of the warrants held by the Oracle Reporting Persons.

(2)	Based on the information provided in Amendment No. 14 to Schedule 13D, filed with the SEC on December 7, 2017 by Jack W. Schuler with respect to himself, the Jack W. Schuler Living Trust (the “Schuler Trust”), Renate Schuler, and the Schuler Family Foundation (the “Schuler Foundation,” and together with Mr. Schuler, Ms. Schuler and the Schuler Trust, the “Schuler Reporting Persons”). The Schuler Reporting Persons reported that Mr. Schuler beneficially owns and has shared voting and dispositive power with respect to 34,692,178 shares of our common stock, the Schuler Trust beneficially owns and has shared voting and dispositive power with respect to 11,089,552 shares of our common stock, Ms. Schuler beneficially owns and has shared voting and dispositive power with respect to 23,602,626 shares of our common stock and the Schuler Foundation beneficially owns and has shared voting and dispositive power with respect to 23,502,626 shares of our common stock. Such beneficial ownership excludes warrants held by the Schuler Foundation to purchase 3,824,252 shares of our common stock that are exercisable but the terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of our common stock. Such beneficial ownership includes warrants held by the Schuler Trust to purchase 850,796 shares of our common stock that became exercisable on February 8, 2017 and warrants held by the Schuler Foundation to purchase 1,800,535 shares of our common stock that became exercisable on October 18, 2017.

Each of the Schuler Reporting Persons is a party to that certain Standstill Agreement, dated as of November 10, 2015 and amended as of August 1, 2016 and November 9, 2017, with the Company, pursuant to which the Schuler Reporting Persons agreed, among other things, that neither they, nor any of their affiliates or associates would purchase or acquire any additional shares of our common stock, if, after such purchase or acquisition, the aggregate beneficial ownership of the Schuler Reporting Persons and their affiliates and associates would exceed 41% of the issued and outstanding shares of our common stock.

In accordance with SEC rules, the percentage indicated in the table above is based on 102,380,238 shares of our common stock outstanding as of March 21, 2018, together with the addition of 2,651,331 shares issuable upon exercise of the warrants held by the Schuler Reporting Persons.

The following table sets forth the beneficial ownership of shares of our common stock as of March 21, 2018 by (i) each current director, (ii) each named executive officer and (iii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 102,380,238 shares of our common stock outstanding as of March 21, 2018. Shares underlying stock options or warrants exercisable within 60 days of March 21, 2018 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable or RSUs Releasable Within 60 Days of March 21, 2018		Percentage of Class
Harold C. Flynn, Jr.(1)(2)	228,690	(4)	806,001	(6)	1.0%
Richard B. Lanman, M.D.(1)	—		145,201		*
Jonathan T. Lord, M.D.(1)	467,145	(4)	680,727	(7)	1.1%
Garrett Sato(1)	—		44,178		*
James R. Talevich(1)	64,906	(5)	490,765		*
John R. Beaver(2)	—		41,666		*
Dmitri Boutoussov(2)	36,159		342,997		*
David C. Dreyer(2)(3)	123,000		—		*
Mark J. Nelson(2)(8)	19,200		9,346	(9)	*
All current directors and executive officers as a group (seven persons)	796,900		2,551,535		3.2%

*	Represents less than 1%.
(1)	Director.
(2)	Named executive officer.
(3)	Resigned from the Company in January 2017.
(4)	Includes 54,609 vested RSUs.
(5)	Includes 61,717 vested RSUs.
(6)	Includes warrants to purchase 23,087 shares of our common stock.
(7)	Includes warrants to purchase 78,095 shares of our common stock.
(8)	Resigned from the Company in May 2017.
(9)	Consists of warrants to purchase 9,346 shares of our common stock.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker or (2) direct your written request to: BIOLASE, Inc., 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2019 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 4 Cromwell, Irvine, California 92618, Attention: Corporate Secretary, no later than December 6, 2018, and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before January 9, 2019 or after February 8, 2019. However, if the date of our next annual meeting of stockholders is more than 30 days before or more than 60 days after May 9, 2019, the deadline is no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which includes the financial statements, but excludes Form 10-K exhibits, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at our annual meeting.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan T. Lord, M.D.

Chairman of the Board

Date: April 5, 2018

EXHIBIT A

BIOLASE, INC.

2018 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the BIOLASE, Inc. 2018 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean BIOLASE, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing selling price of a share of Common Stock as reported on the NASDAQ Capital Market on the date as of which such value is being determined or, if the Common Stock is not listed on the NASDAQ Capital Market, the closing selling price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director”shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee (whether or not listed herein), which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may consist of, but shall not be limited to, one or more of the following objective or subjective corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, product development and acquisitions or divestitures, or any combination of the foregoing. Notwithstanding the foregoing, the Committee may establish any other objective or subjective performance goal, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the BIOLASE, Inc. 2002 Stock Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction

Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $700,000.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 10,602,736 shares of Common Stock shall initially be available for all awards under this Plan, other than Substitute Awards, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018. All of the available shares of Common Stock under the Plan may be granted in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of

Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available for issuance under this Plan. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plans shall be available for grant under such Prior Plans or this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5 No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion; provided, however, any dividend equivalents with respect to an award granted under this Section 3.4 shall be subject to the same restrictions as the underlying award.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2018 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by stockholders. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) and the maximum number of securities with respect to which Incentive Stock Options may be granted, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:

(1)

require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)	require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b) For purposes of this Plan, a “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(1)	a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(2)	the sale, transfer or other disposition of all or substantially all of the Company’s assets; or

(3)	the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders;

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.14 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

EXHIBIT B

FORM OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLASE, INC.

BIOLASE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 23, 1994, as amended on May 14, 2012, October 29, 2014, April 18, 2017 and June 30, 2017 (the “Restated Certificate of Incorporation”).

2.	Article III of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

THIRD. The total number of shares of stock which the Corporation shall have the authority to issue is [[●] ([●)]1 shares of which stock [[●] ([●])]2 shares of $.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Amendment to Restated Certificate of Incorporation of the Corporation, each [●]3 shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of common stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, if applicable, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

* * * * *

[1]	The exact number of shares will be within a range of 14,333,333 and 41,000,000, depending on the conversion ratio selected by the Board of Directors.
[2]	The exact number of shares will be within a range of 13,333,333 and 40,000,000, depending on the conversion ratio selected by the Board of Directors.
[3]	The reverse stock split shall be at a ratio of not less than 1:5 and not more than 1:15.

B-1

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BIOLASE, INC.

Annual Meeting of Stockholders May 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Annual Report on Form 10-K are available on the Investor Relations section of the BIOLASE, Inc. website at www.biolase.com.

This Proxy is Solicited on Behalf of the Board of Directors of BIOLASE, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 9, 2018 and the Proxy Statement, and appoints Harold C. Flynn, Jr. and Brendan O’Connell and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2018 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA,

92618, on May 9, 2018, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR all of the director nominees listed under Proposal 1, FOR Proposals 2, 4, 5 and 6 and ONE YEAR for Proposal 3. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Company’s Board of Directors recommends a vote FOR the directors listed below, a vote FOR Proposals 2, 4, 5 and 6 and a vote of ONE
YEAR for Proposal 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Harold C. Flynn, Jr.	☐	☐	☐	02 - Dr. Richard B. Lanman	☐	☐	☐	03 - Dr. Jonathan T. Lord	☐	☐	☐
04 - Garrett Sato	☐	☐	☐	05 - James R. Talevich	☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain

2. An advisory vote to approve the compensation of the Company’s named executive officers	☐	☐	☐	3. An advisory vote to approve the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers	☐	☐	☐	☐

						For	Against	Abstain

4. The approval of the BIOLASE, Inc. 2018 Long-Term Incentive Plan	☐	☐	☐

5. The approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock and reduce the authorized shares of Company common stock, if and when determined by the Company’s board of directors

						☐	☐	☐

6. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	☐	☐	☐	7. The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the director nominees listed under Proposal 1, FOR Proposals 2, 4, 5 and 6 and ONE YEAR for Proposal 3.

Please date this proxy card and sign below exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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